                                           Registration No. 33-____________
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________


                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      OLD KENT FINANCIAL CORPORATION
            (Exact name of issuer as specified in its charter)
                            __________________

                 MICHIGAN                          38-1986608
      (State or other jurisdiction of           (I.R.S. employer
      incorporation or organization)        identification number)

            One Vandenberg Center, Grand Rapids, Michigan 49503
            (Address of principal executive offices, zip code)

                    OLD KENT DEFERRED COMPENSATION PLAN
                         (Full title of the plan)

         ALBERT T. POTAS          Copies to:       GORDON R. LEWIS
      SENIOR VICE PRESIDENT                   WARNER NORCROSS & JUDD LLP
          AND CONTROLLER                        900 OLD KENT BUILDING
 OLD KENT FINANCIAL CORPORATION                  111 LYON STREET, N.W.
      ONE VANDENBERG CENTER                GRAND RAPIDS, MICHIGAN 49503-2487
GRAND RAPIDS, MICHIGAN 49503-2487

                  (Name and address of agent for service)

                              (616) 771-1931
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
       TITLE OF                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
   SECURITIES TO BE       AMOUNT TO BE    OFFERING PRICE           AGGREGATE           AMOUNT OF
      REGISTERED           REGISTERED        PER UNIT           OFFERING PRICE      REGISTRATION FEE
       DEFERRED            $3,000,000          N.A.              $3,000,000.00           $909.10
     COMPENSATION
      OBLIGATIONS

                                  Page 1

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
                  INCORPORATION OF DOCUMENTS BY REFERENCE
                      TO PRIOR REGISTRATION STATEMENT

          This Registration Statement is filed for the purpose of registering $3,000,000 of additional Deferred Compensation Obligations by Old Kent Financial Corporation (the "Registrant") for use in connection with the Old Kent Deferred Compensation Plan. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, file No. 33-52885, filed on March 30, 1994.


EXHIBITS SCHEDULE

Exhibit


5         Opinion of Counsel

23(a)     Consent of Independent Public Accountants

23(b) Consent of Counsel (Contained in the Opinion filed as Exhibit 5 to this Registration Statement)

24        Powers of Attorney

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on the 23rd day of January, 1997.


                              OLD KENT FINANCIAL CORPORATION


                              By  /S/ ALBERT T. POTAS
                                  Albert T. Potas
                                  Senior Vice President and Controller



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

     SIGNATURE                TITLE                             DATE


/S/ JOHN M. BISSELL          Director                     January 23, 1997
    John M. Bissell

/S/ JOHN D. BOYLES           Director                     January 23, 1997
    John D. Boyles

/S/ DICK DEVOS               Director                     January 23, 1997
    Dick DeVos

/S/ JAMES P. HACKETT         Director                     January 23, 1997
    James P. Hackett

/S/ ERINA HANKA              Director                     January 23, 1997
    Erina Hanka

__________________________   Director                     ________, 1997
    Earl D. Holton

/S/ MICHAEL J. JANDERNOA     Director                     January 23, 1997
    Michael J. Jandernoa

/S/ JOHN P. KELLER           Director                     January 23, 1997
    John P. Keller

     SIGNATURE                TITLE                             DATE

__________________________   Director                     ________, 1997
    William U. Parfet

__________________________   Director                     ________, 1997
    Percy A. Pierre, Ph.D.

/S/ ROBERT L. SADLER         Director                     January 23, 1997
    Robert L. Sadler

/S/ PETER F. SECCHIA         Director                     January 23, 1997
    Peter F. Secchia

/S/ B. P. SHERWOOD, III      Executive Vice President,    January 23, 1997
    B. P. Sherwood, III.     Treasurer and Director
                             (Principal Financial
                             Officer)

/S/ DAVID J. WAGNER          President, Chief Executive   January 23, 1997
    David J. Wagner            Officer and Director
                               (Principal Executive
                               Officer)

/S/ ALBERT T. POTAS          Senior Vice President and    January 23, 1997
    Albert T. Potas            Controller (Principal
                               Accounting Officer)


*By /S/ ALBERT T. POTAS                                   January 23, 1997
        Albert T. Potas
        Attorney-in-Fact

                               EXHIBIT LIST

                                                                      PAGE
                                                                     NUMBER

5        Opinion of Counsel                                              --

23(a)    Consent of Independent Public Accountants                       --

23(b)    Consent of Counsel (Contained in the Opinion filed as
         Exhibit 5 to this Registration Statement)                       --

24       Powers of Attorney                                              --